AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2002

                                                REGISTRATION NO. 33-____________





                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                             GROUP MANAGEMENT CORP.
             (Exact Name of Registrant as Specified in Its Charter)



              DELAWARE                            59-2919648
  (State or Other Jurisdiction of              (I.R.S. Employer
  Incorporation or Organization)              Identification No.)


                         13135 DAIRY ASHFORD, SUITE 525
                            SUGAR LAND, TEXAS  77478
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                          2002 Omnibus Securities Plan
                            (Full Title of the Plan)
                              ____________________

                                 Elorian Landers
                             Group Management Corp.
                         13135 Dairy Ashford, Suite 525
                            Sugar Land, Texas  77478
                                 (281) 295-8400
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 230
                    Rancho Santa Margarita, California 92688
                                 (949) 635-1240

                                        CALCULATION  OF  REGISTRATION  FEE



Title of Securities . .  Amount to be    Proposed Maximum              Proposed Maximum           Amount of
to be Registered. . . .  Registered (3)  Offering Price per Share(1)   Aggregate Offering Price   Registration Fee
-----------------------  --------------  ----------------------------  -------------------------  -----------------

Common Stock,
par value $0.001(2) . .         450,000  $                       2.00  $                 900,000  $           82.80
-----------------------  --------------  ----------------------------  -------------------------  -----------------

TOTAL REGISTRATION FEE.         450,000  $                       2.00  $                 900,000  $           82.80



(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing price as reported by the NASDAQ Over-The-Counter Bulletin Board on March 18, 2002.

(2) The securities to be registered represent shares of Common Stock reserved for issuance under the Group Management Corp. 2002 Omnibus Securities Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend, or similar transaction, are also being registered hereunder. Also includes an indeterminate amount of securities to be included in the Plan as it is amended, on March 1 of each year, to include up to ten percent of the outstanding shares of Common Stock of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.*

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

(i) The Registrant's Annual Report dated November 8, 2001 on Form 10-KSB/A filed with the Commission on November 8, 2001.


(ii) The Registrant's Quarterly Report Dated November 15, 2001 on Form 10-QSB filed with the Commission on November 16, 2001.

(iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

The Company's authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.0001 per share.

The holders of Common Stock are entitled to one vote for each share held of record on all matters on which the holders of Common Stock are entitled to vote. Cumulative voting is not permitted in any election of directors.

The holders of Common Stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The current policy of the Board of Directors, however, is to retain earnings, if any, for the operation and expansion of the Company's business.

Upon liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights under the Company's Articles of Incorporation, as amended.
There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Corporation Laws of the State of Delaware and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

Not  applicable.

ITEM  8.  EXHIBITS

3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference).


3.2      Bylaws  of  the  Registrant  (incorporated  by  reference).

4.1      Group  Management  Corp.  2002  Omnibus  Securities  Plan (the "Plan").

4.2 Form of Incentive Stock Option Agreement relating to options granted under the Plan.

4.3 Form of Non Statutory Stock Option Agreement relating to options granted under the Plan.

4.4 Form of Common Stock Purchase Agreement relating to restricted stock granted under the Plan.

5.1      Opinion  of  The  Lebrecht  Group,  APLC.

23.1     Consent  of  The  Lebrecht  Group, APLC (included in Exhibit 5.1).

23.2     Consent  of  Wrinkle,  Gardner  &  Company,  P.C.
 ___________________

ITEM  9.     UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on March 19, 2002.



                                              Group  Management  Corp.

                                              /s/  Elorian  Landers
                                              _________________________________

                                              By:     Elorian  Landers
                                              Its:    Chief  Executive  Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



/s/  Clay  Border
_____________________________        Director
Clay  Border



/s/  Thomas  McCrimmon               Director
_____________________________
Thomas  McCrimmon